Exhibit 28(2)

01/27/94

                             AMENDED AND RESTATED

                              KOGER EQUITY, INC.
                             1988 Stock Option Plan

1. PURPOSE

   Koger Equity, Inc. 1988 Stock Option Plan (the "Plan") is hereby amended and restated this 5th day of February, 1992, in accordance with Section 7 of the Plan having been, adopted by the Board of Directors and shareholders of Koger Equity, Inc., (the "Company"), a Florida corporation, on the 15th day of August, 1988. The purpose of this Plan is to provide an incentive to persons of ability to use their best efforts to promote the interests of the Company by granting stock options to certain key employees of the Company and its subsidiaries who will have an opportunity to participate in the increased value of the Company which their efforts, initiative, and skill will help to produce. The stock options granted under this Plan are not intended to qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the
"Code"), and accordingly shall not be treated as such.

2. ADMINISTRATION

   (a) The Plan shall be administered by the Executive Compensation Committee (the "Company Committee") of the Board of Directors of the Company (the "Company Board") as such Company Committee may be constituted from time to time. The Company Committee shall consist of at least two (2) members of the Company Board selected by the Company Board, all of whom shall be Disinterested Persons.
A Disinterested Person for the purposes of the Plan shall be defined to mean one who is not at the time he exercises discretion in administering the Plan or at any time within one
(1) year prior thereto eligible for participation or participating in the Plan or any other plan of the Company which would entitle him to acquire stock, stock options or stock appreciation rights of the Company or any of its subsidiaries.

   (b) A majority of the members of the Company Committee shall determine those employees of the Company who shall be granted stock options under the Plan.

   (c) A majority of the members of the Company Committee shall constitute a quorum. All determinations of the Company Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Company Committee shall be fully effective as if it has been made by a majority voice at a meeting duly called and held.

   (d) Subject to the express provisions of the Plan, the Company Committee shall have complete authority to interpret the Plan, to grant stock options (the "Options") (which term shall be deemed to include stock appreciation rights with respect to the shares of stock subject to this Plan, as set forth in Section 3 hereof as exercisable in accordance with Section 5(b)(iv) and (v) hereof) under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to discontinue the Plan. The transactions contemplated by the Plan are intended to qualify for the exemption provided in Rule 16b-3 as promulgated under the Securities and Exchange Act of 1934, as amended. The Company Committee may from time to time make amendments to the Plan as it, in its sole discretion, determines are necessary in order to preserve such exemption under such rule or other similar rule which might be in effect. The determinations of the Company Committee on the matters referred to in this Section 2 shall be final, binding, and conclusive.

3. ELIGIBLE PARTICIPANTS AND SHARES SUBJECT TO PLAN

   Options may be granted by the Company, by action of the Company Committee, from time to time to certain key employees of the Company and its affiliates (the "Participants") to purchase an aggregate of S00,000 shares of common stock ($.01 par value) of the Company (the "Common Stock"), and such amount of shares shall be reserved for Options granted under the Plan (subject to adjustment as provided in Section 5(e)).

   Upon the expiration or terminations of any Option granted under the Plan which has not been fully exercised, the number of shares subject to such Option which have not been exercised shall become available for future grant under the Plan, except that if an Option is terminated as a result of the exercise of rights granted pursuant to Section 5(b)(iv) or Section 5(b)(v) hereof, the underlying shares shall not again become so available. The shares of Common Stock issued upon exercise of Options granted under the Plan shall be authorized and unissued shares or previously issued shares reacquired and held by the Company.

4. GRANT OF OPTIONS

   Subject to the provisions of the Plan, the Company Committee shall: (a) determine and designate from time to time those Participants to which Options are to be granted, (b) determine the number of shares of Common Stock subject to each Option, (c) determine the time when and the manner in which each Option shall be exercisable, and (d) if the shares of Common Stock issued upon the exercise of each Option are not registered under the Securities Act of 1933, as amended, determine the time when Common Stock issued by the Company pursuant to the exercise of an Option may be sold by the Participant; provided, however, no Option shall be granted after the expiration of ten (10) years from the effective date of the Plan specified in Section 8 below.

5. TERMS AND CONDITIONS OF OPTIONS

   Each Option granted under the Plan shall be evidenced by a written agreement, in a form approved by the Company Committee.
Such agreement shall specify the number of shares of Common Stock subject to the Option an shall be subject to the following express terms and conditions and to such other terms and conditions as the Company Committee may deem appropriate:

   (a) Option Price

   The Option price per share of the Common Stock of the Company shall be determined by the Company Committee at the time the Option is granted; provided, however, in no event shall such Option price per share be less than 100 of the fair market value of one share of Common Stock on the date of the grant of the Options. The term "fair market value" shall mean the closing price at which shares of Common Stock of the Company shall have been traded as reported by the American Stock Exchange composite transaction listing (or other standard daily index or trading on such exchange) or, if the Common Stock of the Company is not so listed, any other stock exchange on which the Company's share are tradable on the date of grant of such Option. In the event that any Option shall be granted on a date on which there were no such sales of such stock on such exchange, the fair market value of such stock on such date shall be determined by the Company Committee. Unless the Company Committee shall by resolution otherwise expressly provide, the date upon which the Company Committee acts to grant an Option for all purposes of this Plan, shall be deemed the date on which such Option is granted. From and after such date the Participant to who such Option is granted shall have all rights of an Option holder as provided in this Plan, without regard to the date upon which a formal written agreement evidencing the grant shall be executed and delivered.

   (b) Exercise of Option: Payment of Purchase Price Upon Exercise.

   (i) An option granted under the Plan shall not be exercised prior to six (6) months after the Date of Grant and thereafter shall be exercisable, in whole or in part in accordance with the terms of the Option. Subject to Section 5(e) below, the Option shall terminate seven (7) years after the date of grant, or such earlier date as provided in the Plan.

   (ii) In the event a Participant dies or becomes totally disabled, at any time after having been granted an Option, the Options granted to the Participant shall immediately become fully exercisable by the Participant's estate or heirs in the case of death for the time period specified in Section 5(d)(i)(B) below of this Agreement and by the Participant or the Participant's legal guardian in the case of total disability for the time period specified in Section 5(b)(i) above.

   (iii) A Participant shall exercise an Option by written notice to the Company, which notice shall specify the number of shares to be purchased and the date of exercise (the "Date of Exercise"), which shall be not more than seven (7) days after the date of the mailing of such notice. On or before the Date of Exercise, the Participant shall deliver to the Company, at the office designated in the stock option agreement, a certified or cashier's check, cash or Common Stock previously acquired and currently owned by the Participant having a total fair market value, as determined as aforesaid, by the Company Committee, equal to the Option price for such shares, or in combination of cash and Common Stock having a total fair market value equal to the option price for such shares. The Participant shall have no rights in the optioned stock until such payment is made. In the event of any failure to pay for the number of shares specified in the notice of election by a certified or cashier's check, cash, previously acquired shares or a combination of previously acquired shares and cash, the Option shall become inoperative and lapse as to such number of shares, but shall continue with respect to any remaining shares subject to the Option as to which exercise has not yet been made.

   (iv) Alternatively, by written notice the Participant may elect to exercise the Option by receiving the number of shares represented by the difference between the aggregate fair market value of the shares exercised on the Date of Exercise by the Participant and the aggregate exercise price of such shares, divided by the fair market value of the Company's Common Stock on the Date of Exercise.

   (v) Alternatively, by written notice a Participant may elect to exercise the Option on the Date of Exercise in part by receiving for such Participant's benefit cash equal to the minimum amount required to be withheld for payroll tax purposes as described in
Section 5(g) below and the balance by receiving shares in the manner prescribed in Section 5(b)(iii) above. The Company Committee shall have sole discretion to consent to or disapprove any election of a Participant pursuant to this Section 5(b)(v), provided that the Company Committee shall, in the exercise of such discretion, be subject to such limitations as may be imposed on the administrators of a plan by Rule 16b3, as amended and adopted by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934 as in effect on the date hereof, and as the same may be hereafter further amended, as a condition to the exemption from the operation of Section 16(b) of transactions substantially identical to that permitted by this Section 5(b)(v). Neither the Company Committee nor the Company shall be under any liability to any person by reason of the Company Committee's disapproval of such election.

   (vi) Within fifteen (15) days after the Date of Exercise, the Company shall deliver, or cause to be delivered to the Participant stock certificate(s) for the number of shares of Common Stock with respect to which the Option is being exercised, if the Company has received the certification described in
Section 5(f) below. Delivery of the shares may be made at the office of the Company or at the offices of a transfer agent appointed for the transfer of the shares of Common Stock of the Company, as the Company shall determine. Shares shall be registered in the name of the Participant. A Participant shall not have any of the rights of a stockholder until the shares are issued as herein provided.

   Anything herein to the contrary notwithstanding, if any law or any regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Company or the Participant to take any action in connection with the shares specified in a notice of election before such shares can be delivered to such Participant, then the date stated therein for the delivery of the shares shall be postponed until the fifth business day next following the completion of such action.

   (c) Nontransferability of Option

   An Option shall not be assigned, pledged, or hypothecated in any way, shall not be subject to execution and shall not be transferable by a Participant other than by will or by the laws of descent and distribution.

   (d) Termination of OPtions

   (i) Exercise in the Event of Termination of Employment with the Company or with one of its subsidiaries.

   (A) In the event of termination of the employment of the Participant for any cause, other than death, retirement or total disability of the Participant, whether by reason of resignation or discharge, this Option shall terminate immediately; provided, however, with the consent of the Committee, which shall be a matter of its sole discretion, such Participant (if the Participant shall voluntarily terminate the Participant's employment with the Company) may, within the ninety (90) days immediately following such voluntary termination of employment and subject to the provisions of Section 5(d) above, exercise any unexercised Option which could have been exercised on the date of such voluntary termination.

   (B) This Option shall terminate twelve months from the date of the Participant's death, provided the Participant at the time of his death was in the employ of the Company or retired from such employment, either as the result of age or total disability, as determined by the Company's employee policy manual, (notwithstanding Section 5(b) above). In such event, the Participant's personal representative(s) may exercise any unexercised Option which the Participant held at the time of the Participant's death, provided that such exercise must be accomplished prior to the expiration of such Option as provided by Section 5(b) above and within said twelve-month period after the Participant's death.

   (C) Retirement, either as the result of age or total disability as determined in accordance with the Company's employee policy manual, shall not cause an early termination of an Option.

   (ii) Exercise in the event of the termination of services by the Company or by one of its subsidiaries.

   If one of the employees' services to the Company or one of its subsidiaries is terminated, any such employees who hold outstanding options granted under this Plan shall have the right, during the period ending thirty (30) days after such termination to exercise any such Option which could have been exercised on the date of such termination. Following such thirty (30) day period, any option held by any employee of the Company or one of its subsidiaries who is not then an employee of the Company or one of its subsidiaries shall terminate.

   (e) Recapitalization and Reorganization

   (i) If any change is made in the stock subject to this Plan by reason of stock dividends, stock split-up, reverse stock split, or other recapitalization or reclassification of the Company's Common Stock, appropriate action consistent with such change shall be taken by the Company Committee as to the number of shares and price per share of the stock subject to this Plan or to any Option granted hereunder in order to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

   (ii) In the case of a reorganization, consolidation, spinoff, merger or other similar corporate transaction affecting the Common Stock of the Company, the Company and the spun-off corporation or the surviving corporation, as the case may be, shall assume without cost to any Participant all Options outstanding under this Plan or issue equivalent new Options based upon consideration distributed in the transaction to shareholders of the Company in respect of the Common Stock and the Company Board shall take any appropriate action required to effectuate the intent of this Section 5(e)(ii).

   (iii) Notwithstanding the foregoing, all such Options may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation or spin-off or of any dissolution or liquidation of the Company by action of the Company Committee, by giving notice to each Participant or his or her personal representatives(s) or legal guardian(s) of its intention to do so and by permitting, during the thirty (30) day period next preceding the effective date of any such event, the exercise in whole or in part of each Option outstanding under the Plan, without regard to any installment provisions hereof, but subject to any other limitation on the exercise of such Option in effect on the Date of Exercise. Appropriate action shall be taken by the Company Committee as to the number of shares and price per share of the Stock subject to this Plan or to any Option granted hereunder in order to prevent substantial dilution or enlargement or the rights granted to, or available for, Participants in the Plan.

   (iv) The Company Committee may make such additional adjustments in the price and number of shares subject to Options as it deems appropriate to prevent dilution on account of any issuance of shares of the Company's Common Stock in a merger or similar corporate transaction.

   (f) Securities Registration

   Prior to the delivery of a certificate(s) representing the shares specified on any notice of election to exercise any Option, the Participant or the Participant's personal representative(s) or legal guardian(s) shall certify to the Company in such, form as it shall require that such Participant or personal representative(s) or legal guardian(s) will receive and hold such shares for investment and not with a view to resale or distribution thereof to the public, if in the opinion of the counsel of the Company such certification is necessary or desirable to comply with Federal and/or state securities laws.

   The Company shall not be required, upon the exercise of any Option, to issue or deliver any shares of stock prior to (a) the authorization of such shares for listing on any stock exchange on which the Company's Common Stock may then be listed, and (b) the completion of such registration or other qualification as the Company shall determine to be necessary or desirable. The Company may at any time prepare and file, at its own expense and without the consent of any Participant, a registration statement under the Securities Act of 1933, as amended, or any similar or superseding statute or statutes as then in effect, with respect to all or any shares reserved for or transferred under this Plan, either separately or together with other Common Stock or securities of the Company. In such event, any Participant or personal representative(s) or legal guardian(s) who shall have given the certification referred to in the first sentence of this Section shall be determined to be released therefrom upon the effective date of such registration statement. Nothing in this Plan shall give any Participant the right to request the Company to prepare of file such a registration statement at any time.

   (g) Withholding

   With respect to any amount, a Participant must recognize as compensation for income tax purposes in connection with the exercise of an Option, the Company or its subsidiary, as the case may be, will file the necessary payroll tax returns to governmental agencies, to remit timely to such agencies the necessary minimum payroll taxes and employee withholding taxes, and to file timely the required calendar year-end payroll information returns to the applicable governmental agencies and the Participant. The Participant must agree to provide the Company in a timely manner the funds necessary to meet the minimum withholding requirements (including FICA and Federal, state or local income taxes or other taxes with respect to the Option) of the applicable governmental agencies at the time(s) such taxes must be paid, as determined by the Company.

   (h) No Rights to Continued Employment

   The Plan and any Option granted under the Plan shall not confer upon any Participant the right to continue in the employ of the Company of any of its subsidiaries solely by reason of the grant, acceptance or exercise of an Option nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate the Participant's employment at any time.

   (i) Stockholder's Rights

   No Participant shall have any rights of a stockholder by virtue of the grant of an Option except with respect to shares actually issued to him and the issuance of shares shall confer no retroactive right to dividends or other distributions.

6. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

   The Plan, the grant and exercise of Options thereunder and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government, regulatory agency or stock exchange as may be required.

7. AMENDMENT OR TERMINATION OF THE PLAN

   The Company Committee may amend, suspend, or terminate this Plan at any time, provided however, that no unexercised Option granted under this Plan may be altered or canceled, except in accordance with its terms or as provided herein, without the written consent of the Participant to whom such Option was granted, and provided further that no amendment may change (except as provided in Section 5(e) above) the aggregate number of shares of Option price per share with respect to shares which may be issued under the Plan or the Participants eligible to reeive Options as provided in the Plan. No amendment of this Plan shall be effective without shareholder approval of such amendment if such approval is required by Rule 16b-3.

8. EFFECTIVE DATE

   The Plan became effective upon approval thereof by the Board of Directors of the Company and the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company, which approvals occurred on the 15th day of August, 1988.

9. TERM

   No Option shall be granted hereunder after the expiration of ten
(10) years from the effective date of the Plan.